EXHIBIT 10.1

WAIVER AND CONSENT

This Waiver and Consent (this “Waiver”) is entered into effective as of October 23, 2026 (the “Waiver Date”), by and between Lind Global Asset Management XII LLC, a Delaware limited liability company (“Lender” or “Holder”), and VolitionRx Limited, a Delaware corporation (“Borrower” or “Maker”). Capitalized terms used in this Waiver without definition shall have the meanings given to them in the Note (as defined below).

WHEREAS, the Lender and Borrower previously entered into a Securities Purchase Agreement, dated May 15, 2025, as amended and restated on January 7, 2026, pursuant to which the Borrower issued and sold to Lender in a private placement transaction in addition to certain common stock purchase warrants, a senior secured convertible promissory note issued January 15, 2026 in the original principal amount of $2,400,000 (the “Note”).

WHEREAS, the Lender and Borrower previously entered into a Waiver and Consent dated as of May 21, 2026 and a Waiver and Consent dated as of September 2, 2026, each regarding the Note and the Transaction Documents (collectively, the “Waivers and Consents”).

WHEREAS, the Lender and Borrower previously agreed to defer the payment of the August, September and October 2026 Repayment Amounts (collectively, the “Past Deferred Repayment Amounts”) and to continue to reflect such amounts in the Outstanding Principal Amount unless and until otherwise satisfied.

WHEREAS, the Lender confirmed and agreed that no Event of Default shall be deemed to have occurred from the non-payment of the Past Deferred Repayment Amounts and waived any rights with respect thereto.

WHEREAS, the Lender and Borrower have agreed to waive certain terms and conditions under the Note effective as of the Waiver Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Waiver are true and accurate and are hereby incorporated into and made a part of this Waiver.

2. Agreement and Waiver. The Lender acknowledges and agrees that, notwithstanding anything set forth in the Note or the Transaction Documents to the contrary, prior to January 1, 2027, it shall not have the right, and hereby expressly waives such right, to exercise any conversion rights set forth in the Note at a price of less than $0.275 per share of Common Stock, unless the closing price of the Common Stock is equal to or greater than $0.275 per share on the Trading Day immediately preceding the delivery of the applicable conversion notice in which such case the Lender may exercise its conversion rights under the Note at the applicable conversion price even if less than $0.275.

4. Borrower’s Partial Prepayment. Pursuant to and in accordance with the terms of the Note, as amended to date including this Waiver, as of the Waiver Date, the Lender elects to permit the Borrower to make, and the Borrower elects to make, a one-time partial prepayment of $500,000 of the Outstanding Principal Amount, by paying a Prepayment Amount equal to $525,000 (the “October Prepayment”). The Lender hereby waives its conversion rights under the Note with respect to the October Prepayment. For the avoidance of doubt, the Borrower agrees that the October Prepayment shall be paid by the Borrower to the Lender on the Waiver Date. The Borrower acknowledges that following the Waiver Date, the Company shall only be entitled to prepay the Note in full in accordance with the terms thereof and any partial prepayment after the Waiver Date may only proceed with the consent of the Lender, which consent may be granted in the Lender’s sole discretion.

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5. Deferral of Principal Installment Payments. The Lender and Borrower agree to defer the payment of the November and December 2026 monthly Repayment Amounts (collectively, the “Future Deferred Repayment Amounts”) and to continue to reflect such amounts in the Outstanding Principal Amount unless and until otherwise satisfied. The Lender confirms and agrees that no Event of Default shall be deemed to have occurred from the non-payment of the Future Deferred Repayment Amounts and waives any rights with respect thereto. The Lender further acknowledges and agrees that, notwithstanding anything set forth in the Note or the Transaction Documents to the contrary, prior to January 1, 2027, it shall not have the right, and hereby expressly waives such right, to elect to receive any increased Repayment Amount.

6. Representations and Warranties. Each party to this Waiver hereby represents and warrants to the other party as follows: (a) such party has all requisite power and authority to execute and deliver this Waiver and to carry out its obligations hereunder; and (b) this Waiver has been duly executed and delivered by such party and constitutes such party’s legal, valid and binding obligation, enforceable against such party in accordance with its terms.

7. Other Terms Unchanged. The Note, subject to the Waivers and Consents, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Except as expressly set forth herein, the execution, delivery, and performance of this Waiver shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Note, as in effect prior to the date hereof. For the avoidance of doubt, this Waiver shall be subject to the governing law and venue provisions as set forth in the Note.

8. Headings. The headings in this Waiver are for reference only and shall not affect the interpretation of this Waiver.

9. Counterparts. This Waiver may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Waiver and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Waiver effective as of the date first set forth above.

LENDER:

LIND GLOBAL ASSET MANAGEMENT XII LLC

Dated: October 23, 2026	By:	/s/ Jeff Easton
	Name:	Jeff Easton
	Title:	Authorized Signatory

BORROWER:

VOLITIONRX LIMITED

Dated: October 23, 2026	By:	/s/ Terig Hughes
	Name:	Terig Hughes
	Title:	Chief Financial Officer, VolitionRx Limited

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